UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2025

QOMOLANGMA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41518	86-3733656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1178 Broadway, 3rd Floor
New York, New York 10001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 791-7587

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QOMO	The Nasdaq Stock Market LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2025, Qomolangma Acquisition Corp. (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) that the Company seeks a voluntary delisting. The Company expects that Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission (the “Commission”) to delist its securities, and that the delisting will become effective ten days after Nasdaq files the Form 25 with the Commission to complete the delisting. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

As previously reported by the Company on Form 8-K filed with the Commission on August 30, 2024, on August 26, 2024, the Company received written notice from the Listing Qualifications Staff of Nasdaq (the “Staff”) indicating that the Company no longer complied with the Nasdaq Capital Market continued listing criteria set forth in Listing Rule 5550(a)(3), which requires the Company to maintain a minimum of 300 public holders (the “Notice”). The Notice provided the Company with 45 calendar days, or until October 10, 2024, to submit a plan to regain compliance. On November 13, 2024, the Staff issued a follow-up letter to the Company advising that the Staff determined that it was unable to grant the Company’s request for continued listing on Nasdaq following its review of the materials submitted on October 15, 2024 in response to the Notice. The Staff’s letter advised that it would initiate procedures to delist the Company’s securities from Nasdaq. The Company’s board determined that it would not appeal this determination. Trading of the Company’s Common Stock was suspended by Nasdaq at the opening of business on November 19, 2024.

Item 7.01 Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release to announce the notice to Nasdaq and that it will redeem all of its outstanding public shares of common stock, par value $0.0001 (the “public shares”), effective as of December 27, 2024, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation. A copy of an announcement by the Company related to such determination is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report may include, and oral statements made from time to time by representatives of Qomolangma may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on July 2, 2024. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qomolangma Acquisition Corp.

Date: January 8, 2025	By:	/s/ Jonathan P. Myers
	Name:	Jonathan P. Myers
	Title:	Chief Executive Officer